Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

10-4 CORPORATION
(Name of small business issuer in its charter)

Nevada	7382
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
____________________

10-4 CORPORATION	CORPORATION TRUST COMPANY OF NEVADA
2735 Cuvillier	6100 Neil Road, Suite 500
Montreal, Quebec	Reno, Nevada 89511
Canada H1W 3A9	(775) 688-3061
(514) 830-8494
(Address and telephone number of	(Name, address and telephone
registrant's executive office)	number of agent for service)

____________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]
Units each consisting of:	4,000,000	$0.10	$400,000	$15.72

One share of common
stock and one
redeemable warrant	4,000,000

Shares of common
stock issuable upon the
exercise of redeemable
warrants	4,000,000	$0.25	$1,000,000	$39.30

TOTAL FEE			$1,400,000	$55.02

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

10-4 CORPORATION
Units Consisting of
One Share of Common Stock and One Redeemable Warrant
1,000,000 Units Minimum - 4,000,000 Units Maximum

     Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of units in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

     We are offering up to a total of 4,000,000 Units, in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 units minimum, 4,000,000 units at an offering price of $0.10 per unit. Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $0.25 provided the same is exercised within two years from the date of this prospectus at an exercise price of $0.25 per share. The warrants are redeemable by us upon thirty (30) days written notice to you. If the warrants are not exercised when called by us or if the warrants are not redeemed by us, during the two year period from the effective date of this prospectus, they will expire and cannot be exercised thereafter.

     The offering price is $0.10 per unit. In the event that a minimum of 1,000,000 units are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,0000 units are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at the Royal Bank in St-Therese, Quebec, Canada. Sold units are deemed units which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by our sole officer and director. He will not receive any commissions or proceeds from the offering for selling units on our behalf.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering Price	Expenses	Proceeds to Us

Per Unit – Minimum	$0.10	$0.05	$0.05
Per Unit – Maximum	$0.10	$0.0125	$0.0875
Minimum	$100,000	$50,000	$50,000
Maximum	$400,000	$50,000	$350,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We intend to engage in the business of marketing and supplying Internet monitoring and surveillance security consulting services and selling complementary software products. Our services will be intended to target small businesses, schools, local governments and individual consumers. We own a Website domain (www.10-4corp.com) where we intend to showcase and offer our services for sale. We have not initiated operations or generated any revenues. We do not intend to do so until we sell at least the minimum number of units in this offering.

     We were incorporated on August 29, 2006, in the State of Nevada. Our administrative office is located at 2735 Cuvillier, Montreal, Quebec, Canada H1W 3A9. Our telephone number is (514) 830-8494. Our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is January 31.

The offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 units and a maximum of 4,000,000
of units. Each unit consists of one share of common stock
and one redeemable warrant. The exercise price of each
redeemable warrant is $0.25.
Offering price per share	$0.10
Offering period	The units are being offered for a period not to exceed 270
days.
Net proceeds to us	$50,000 if the minimum number of units are sold and
$350,000 if the maximum number of units are sold.
Use of proceeds	We will use the proceeds to pay for expenses advanced by
our officers and directors in connection with this public
offering; for equipment; for rent; for marketing; and, for
working capital.
Number of shares outstanding before the
offering	30,000,000
Number of shares outstanding after the
offering if all of the units are sold and none
of the redeemable warrants are exercised.	34,000,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of April 30, 2008	As of January 31, 2008	As of January 31, 2007
	(unaudited)	(audited)	(audited)
Balance Sheet
Total Assets	$23,307	$23,357	$2,902
Total Liabilities	$33,865	$28,756	$20,667
Stockholders’ (Deficit) Equity	$(10,558)	$(5,399)	$2,235

		August 29, 2006	August 29, 2006
	Three months ended	(Inception) to	(Inception) to
	April 30, 2008	January 31, 2008	January 31, 2007
	(unaudited)	(audited)	(audited)
Income Statement
Revenue	$0	$0	$0
Total Expenses	$7,409	$21,149	$4,515
Net Loss	$(7,409)	$(21,149)	$(4,515)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with 10-4 CORPORATION:

     1. Because our auditors have issued a going concern opinion and because our sole officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated on August 29, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $28,558 of which $15,480 is comprised of donated rent, donated services, interest, bank charges and foreign currency exchange loss and $13,078 is for audit fees in connection with this offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to develop a competitive service offerings;

*	our ability to attract customers to retain our consulting services;

*	our ability to have software products complementary to our consulting services;

*	our ability to market our services and products from our web site; and

*	our ability to generate revenues.

     Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. Additional losses will result from costs and expenses related to:

*	implementing our business model;
*	developing and marketing our services and products;
*	developing and maintaining our website; and
*	securing and maintaining consumers.

     We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you could lose your investment.

     3. We have no clients, customers and we cannot guarantee we will ever have any. Even if we obtain clients, customers, there is no assurance that we will make a profit.

     We have no clients or customers. We have not identified any clients or customers and we cannot guarantee we ever will have any. Even if we obtain clients and customers for our services, there is no guarantee that we will attract sufficient clients and customers to become profitable. If we are unable to attract enough customers to operate profitably we will have to suspend or cease operations.

     4. We are solely dependent upon the funds to be raised in this offering to begin our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the expenses of this offering, to initiate our operations and to operate for the next twelve months. We may need additional funds to complete further the development of our business plan and to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

     5. If we complete only the minimum offering of $100,000, because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and customers and result in a lack of revenues which may cause us to cease operations.

     If we complete only the minimum offering of $100,000, our sole officer and director will only be devoting limited time to our operations. Marc Gagnon, our president will be devoting approximately 25 hours a week to our operations. Because our sole officer and director may only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our sole officer and director. As a result, operations may be periodically interrupted or suspended. The lack of continuity in our operations is likely to affect our ability to generate revenues and become profitable. If we cannot operate profitably, we may have to suspend or cease operations and you could lose your investment.

     6. Even if we were to complete the maximum offering of $400,000, we would only expect to be able to hire a limited number of employees and this will likely impede on our capacity to offer services to potential clients and customers. As a result of our limited capacity to offer services to potential clients, this will likely lower our ability to have revenues and, if we can have only limited revenues, we may well have to suspend or cease operations.

     Our ability to interest clients and customers for our planned services will depend to a large extent on employees we can hire and retain. Employees that we intend to hire will be expected to attract clients to purchase our services and ensure we deliver our services effectively and on a timely basis. As we have not begun operation, we do not have any employees and we are not expected to have any before the completion of this offering. Even if we were to complete the maximum offering of $400,000, we would only expect to hire a limited number of employees. Our expected inability to hire and retain a large number of employees may well impede on our capacity to offer services to potential clients and customers. This may well limit our ability to have revenues and, if we can have only limited revenues, we may well have to suspend or cease operations.

     7. Because we do not have agreements with suppliers of Internet monitoring and surveillance software products, our service offerings to potential clients and customers may not be adequate. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     The market for our planned Internet monitoring and surveillance security consulting services is expected to involve the provisioning of software products as part of our offering. We are a start-up operations and we currently have no agreement with any suppliers of software products nor do we intend to have any prior to the completion of this offering. Further, there is no assurance that we will have any agreements with suppliers of software products for the purpose of reselling software products to our potential clients, or those such agreements, if any, will be concluded on such terms and conditions that would enable us to be competitive. If we are unable to conclude agreements with suppliers of software products, or if the terms of such agreements are not competitive, our service offering to clients may not be adequate. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     8. Because we are only starting our operations and we are not expecting to have much capital even if we complete the maximum offering, we will have to limit the marketing of our services to potential customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are only starting our operation and we are not expecting to have much capital, even if we complete the maximum offering, we will have to limit the marketing of our services to potential customers. The sale of our planned services is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our services to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     9. If our proposed services do not keep pace with technological developments, this may cause our service offerings to be unattractive for potential clients. As a result, this may diminish our ability to generate revenues which may cause us to cease operations.

     The market for our planned Internet monitoring and surveillance security consulting services is expected to involve the provisioning of software products as part of our offering. The market for software products is characterized by rapid technological advancements and if we do not keep pace with technological developments and new products availability, our revenues will suffer and we will in all likelihood have to suspend or cease operations. In order to succeed, we will have to continually assess and evaluate new software products in response to changes in operating systems, applications and networking software, computer and communications hardware, programming tools and computer language technology. Our possible success, or failure, will depend upon our ability to evaluate and have access to new software products that are keeping pace with technological developments.

     10. Software products that we may resell to clients may have programming errors or show some forms of incompatibility when installed on legacy systems operated by clients. This may result in customer dissatisfaction and consequently in lost revenues for us which could cause our company to cease or suspend operations.

     Software products that we may resell to clients may have programming errors or show some forms of incompatibility when installed on legacy systems operated by clients. Such potential problems may occur from time to time and this may cause customer dissatisfaction and, consequently, lost revenue. Software programs intended to be offered by us may contain undetected errors when first released to market or when first installed on legacy systems operated by clients. The consequence of problems with software products that we install for clients will likely be loss of revenues. If the problems are minor and we are able to quickly provide a remedy, then we would expect that lost revenue will be kept to a minimum. However, fundamental problems that are more difficult to resolve could cause severely damaging publicity for our company which could then cause substantial impairment to our revenue and possibly result in the demand for our services lessening to the point that we are forced to cease or suspend our operations.

     11. Our anticipated services will be intended to track inappropriate usage of personal computer and the Internet. However, we know that our services will not be able to stop all inappropriate use of personal computer and the Internet. Our inability to stop all inappropriate use of personal computer and the Internet may cause our services to be perceived as ineffective which may, in turn, result in less product demand and less revenue which may cause our company to suspend or cease its operations.

     Our services will be intended to track usage and monitor personal computer and Internet practice, analyze trends and usage patterns, search and investigate information dissemination and gathering, and report findings. However, we expect that our anticipated Internet monitoring and surveillance security services will not be able to stop all inappropriate use of personal computer and the Internet. Although a strong deterrent, our services will likely not stop all inappropriate use of personal computer and Internet practice. Our inability to stop all inappropriate use of personal computer and the Internet may result in our services being perceived as not being effective in ensuring appropriate use of personal computer and Internet practice. This may result in decreased demand for our products and services and, consequently, lost revenue which may cause us to cease or suspend operations.

     12. Because our anticipated services can not be protected by patents or copyrights, if we ever attain some success in attracting clients to purchase our services, with barriers to entry in our industry being low, we would expect our planned services to be copied or replicated by existing companies or new entrants in our industry. This may result in lower revenues for our company and ultimately lead us to cease or suspend our operations.

     Our anticipated services can not and will not be protected by patents or copyright. We are a start-up company but, if we ever we attain some success in attracting clients to purchase our services, we would expect our planned services to copied or replicated by existing company or new entrants as barriers to entry in our industry are low. As a result of the attainment of any success for our company, we should expect an increase in competition and this may cause diminishing revenues for our company which could bring us to cease or suspend operations.

     13. Because we do not have key personnel insurance, if our sole officer dies or is disabled, we will not be able to continue our operations.

     We do not maintain any life insurance on the life of our sole officer and director. If our sole officer or director dies or otherwise become incapacitated, our operations would seriously affected and we would likely cease or suspend our operations.

     14. Because we do not maintain liability insurance, if we are sued because of problems or defects which our services may cause, we will likely have to cease operations.

     We do not carry liability insurance and accordingly we will not have adequate funds to hire attorneys if we are sued. If we are sued and held liable, we in all likelihood will not have money to pay the judgment. Such a judgment would cause us to go out of business.

     15. Because our assets are located outside the United States of America and our sole officer and director is a Canadian resident, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our sole officer and director.

     Our assets are located outside of the United States. Our sole officer and director is a Canadian resident and his assets are located outside the United States. As a result, it may be difficult for you to effect service of process or enforce within the United States, any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, it is unlikely that the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole officer and director predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

     16. Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

     Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation of our financial statements. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

     17. Because our sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you will not be able to elect any directors or control operations.

     Even if we sell all 4,000,000 shares of common stock in this offering, our sole officer and director will still own 30,000,000 shares and will continue to control us and investors participating in the current offering will have no control over the conduct of our business and operations. As a result, after completion of this offering, regardless of the number of shares we sell, our sole officer and director will be able to elect all of our directors and control our operations.

Risks associated with this offering:

     18. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is no market for our common stock to resell your shares and there can be no assurance that a central market, such as stock exchange or electronic trading system, to resell your shares will ever be developed. Our company has not applied for its common stock to be quoted on any exchange or electronic trading system and may never do so. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     19. If and when our common shares ever become listed on an established trading system, and there is no assurance that this will ever occur, because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     If and when our shares ever become listed on an established trading system, and there is no guarantee that this will ever occur, because the SEC imposes additional sales practice requirements on brokers who deal in shares such as ours which are defined as penny stocks, some brokers may be unwilling to trade them. Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the after-market. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

     20. Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

     There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. Only our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within the 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

     21. Investors participating in this offering will suffer substantial dilution.

     Since investors in this offering will pay a fixed price of $0.10 per share and our existing shareholder, Mr. Gagnon, paid $0.0001 per share, substantial dilution of investors’ shares will immediately result. As of the date of this prospectus, we have 30,000,000 common shares issued and outstanding and a net tangible book value of $(10,558) or $(0.0004) per share. These 30,000,000 shares are all owned by Mr. Gagnon. If the maximum 4,000,000 shares are sold in our offering, then we would have a book value of $339,442, or $0.0100 per share. Thus, investors who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.0900 or approximately 90 % and our existing shareholder would receive an increase in book value of approximately $0.0103 per share without any additional investment on his part. The fewer shares we sell in our proposed offering, the greater the dilution in book value of shares owned by investors who purchase shares through our offering.

     22. We have to maintain a current registration statement. If we don’t you cannot exercise your redeemable warrants.

     In order for the redeemable warrants to be exercised, we must maintain a current registration statement on file with the SEC. If a current registration statement is not on file, the redeemable warrants cannot be exercised. Further, the redeemable warrants may only be exercised in states where we have a current effective state registration statement filed. If you move from your current state of residence, you may not be able to exercise your redeemable warrants in the future and accordingly, they will be of no value to you.

     23. Our warrants can be called for redemption by us. If they are called for redemption and you don’t exercise them, they terminate.

     Our warrants are callable upon thirty (30) days written notice to you. As such, if you do not exercise your warrants during the thirty day call period, they terminate and have no value. You may not exercise your warrants after the expiration of the thirty day call period.

USE OF PROCEEDS

     We are offering up to a total of 4,000,000 units, in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 units minimum, 4,000,000 units at an offering price of $0.10 per unit. Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $0.25 provided the same is exercised within two years from the date of this prospectus at an exercise price of $0.25 per share. The warrants are redeemable by us upon thirty (30) days written notice to you. If the warrants are not exercised when called by us or during the two year period from the effective date of this prospectus, they will expire and cannot be exercised thereafter. The net proceeds to us after deducting offering expenses of $50,000 are indicated in table below. We will use the proceeds as follows:

	$100,000	$200,000	$300,000	$400,000
Gross proceeds	$100,000	$200,000	$300,000	$400,000
Offering expenses	$50,000	$50,000	$50,000	$50,000
Net proceeds	$50,000	$150,000	$250,000	$350,000

The net proceeds will be used as follows:

Repayment of Debt	$7,019	$7,019	$7,019	$7,019
Equipment	$10,000	$19,000	$26,000	$35,000
Marketing	$20,000	$30,000	$64,000	$80,000
Wages	$0	$77,000	$126,000	$196,000
Rent	$3,000	$9,000	$18,000	$18,000
Working capital	$9,981	$7,981	$8,981	$13,981

     The total cost of this public offering is $50,000. It includes the SEC filing fee of $42.98; $500.00 for printing expenses; $13,078 for auditing/accounting fees; $1,000.00 for blue sky fees; $35,000.00 for legal fees; and, $600.00 for our transfer agent.

     $7,019 will be used to repay our sole officer and director for advances made by them on our behalf.

     Between $10,000 and $39,000 will used to acquire computers, hardware peripherals; software licensing; office furniture and cell phones. The equipment that we anticipate to purchase is expected to be in relation to the employees that we may to hire. Assuming that we raise the maximum of $400,000, we intend to hire 5 full-time employees at a cost of $196,000 and this would be expected to drive the cost of equipment to purchase $39,000. Assuming that we raise $300,000, in such case we would expect to hire only 3 full-time employees at cost of $126,000 and this would be expected to lower the cost of equipment to purchase to $26,000. Assuming that we raise $200,000, in such case we would expect to hire only 2 full-time employees at a cost of $77,000 and this would be expected lower the cost of equipment to purchase to $19,000. Finally, assuming that we raise only the minimum of $100,000 from this offering, we would not expect to hire any employee and our president, Mr. Gagnon, would be the only one attempting to provide consulting services to potential clients. In such case, we expect to the purchase of equipment to only attain $10,000.

     Between $20,000 and $80,000 will be used to develop our Website and market our products on our web site; advertising in publications; travel and attending trade shows; and, development of promotional literature. Our Website will promote our company, its services and products, and the benefits of Internet monitoring and surveillance. The estimated cost to develop and maintain the website is between $3,000 to $25,000. The variance in the price of the website is related to its degree of sophistication. We can begin operations with a relatively crude website for $3,000. The more cash we raise, the more sophisticated the website will become and the more it will cost to develop it. We believe that if we raise the maximum amount in this offering we can develop a website that will meet all our future needs. Marketing and advertising will be focused on promoting our services in Canada. The more funds we raise, the more extensive the promotion. We intend to promote ourselves through our web site, personal contact, newsletters, newspaper publications and correspondence. The cost of developing and implementing the marketing campaign depends on how much we raise in this offering.

     In the event we raise at least $200,000 we intend to lease office space from a third party. Currently, our operations are conducted from our president, Mr. Gagnon’s home for which we are charged $250 per month. We have allocated between $9,000 and $18,000 for the office space.

     Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail unrelated to advertising and marketing, stationary, accounting, acquisition of office equipment and supplies, expenses related to preparation of reports for filing with the SEC which are unrelated to this public offering, and general working capital.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a minimum of $100,000 and a maximum of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history

*	the proceeds to be raised by the offering

*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and

*	our relative cash requirements.

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of the date of this offering, we had 30,000,000 common shares issued and outstanding and a net tangible book value of $(10, 558) or $(0.0003) per share. The price paid for each of these 30,000,000 shares was $0.0001 cents per share.

     Upon completion of this offering, if all 4,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 34,000,000 common shares issued and outstanding. If the maximum 4,000,000 shares are sold, then the net proceeds after deducting offering expenses of $50,000 will be $350,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $339,442. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.0100. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.0900 or approximately 90% and our existing shareholder would receive an increase in book value of approximately $0.0103 per share without any additional investment on his part.

     Upon completion of this offering, if 3,000,000 shares (or 75%) offered hereunder are sold, there would be a total of 33,000,000 common shares issued and outstanding. If 3,000,000 shares are sold, then the net proceeds after deducting offering expenses of $50,000 will be $250,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $239,442. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.0070. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.0930 or approximately 93% and our existing shareholder would receive an increase in book value of approximately $0.0074 per share without any additional investment on his part.

     Upon completion of this offering, if 2,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 32,000,000 common shares issued and outstanding. If 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $50,000 will be $150,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $139,442. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.0041. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.0959 or approximately 96% and our existing shareholder would receive an increase in book value of approximately $0.0045 per share without any additional investment on his part.

     Upon completion of this offering, if 1,000,000 shares (or 25%) offered hereunder are sold, there would be a total of 31,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $50,000 will be $50,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $39,442. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.0012. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.0988 or approximately 99% and our existing shareholder would receive an increase in book value of approximately $0.0015 per share without any additional investment on his part.

     The following information compares the differences of your investment in our shares with the investment of our existing shareholder:

Existing Shareholder

Price per share	$0.0001
Net tangible book value per share before offering	$(10,558)
Net tangible book value per share after offering assuming 100% of shares (i.e.,
5,000,000) are sold	$339,442
Increase to current shareholders in net tangible book value per share after offering	$0.0103
Capital Contribution	$3,000
Total number of shares after offering held by all investors	34,000,000
Number of shares outstanding before the offering	30,000,000
Number of shares outstanding after the offering held by existing shareholders	30,000,000
Percentage of ownership after the offering	88.23%

Purchasers of Shares in this Offering if all Shares sold

Price per share	$0.10
Dilution per share	$0.0900
Capital contributions	$400,000
Total number of shares after offering held by all investors	34,000,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after the offering	11.76%

Purchasers of Shares in this Offering if 75% of Shares sold

Price per share	$0.10
Dilution per share	$0.0930
Capital contributions	$300,000
Total number of shares after offering held by all investors	33,000,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after the offering	9.09%

Purchasers of Shares in this Offering if 50% of Shares sold

Price per share	$0.10
Dilution per share	$0.0959
Capital contributions	$200,000
Total number of shares after offering held by all investors	32,000,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after the offering	6.25%

Purchasers of Shares in this Offering if 25% of Shares sold

Price per share	$0.10
Dilution per share	$0.0998
Capital contributions	$100,000
Total number of shares after offering held by all investors	31,000,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after the offering	3.22%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering up to a total of 4,000,000 Units, in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 units minimum, 4,000,000 units at an offering price of $0.10 per unit. Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $0.25 provided the same is exercised within two years from the date of this prospectus at an exercise price of $0.25 per share. The warrants are redeemable by us upon thirty (30) days written notice to you. If the warrants are not exercised when called by us or if the warrants are not redeemed by us, during the two year period from the effective date of this prospectus, they will expire and cannot be exercised thereafter.

     Funds from this offering will be placed in a separate bank account at the Royal Bank in St-Therese, Quebec. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited into a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270-day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;

*	change in the offering price;

*	change in the minimum sales requirement;

*	change to allow sales to affiliates in order to meet the minimum sales requirement; and,

*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

     If the changes above occur, any new offering may only be made by means of a post-effective amendment.

     We will sell the shares in this offering through our officer and director. Our sole officer and director will receive no commissions from the sale of any shares. He will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Our sole officer and director is not statutorily disqualified, is not being compensated, and is not associated with broker-dealers. He is and will continue to be our sole officer and director at the end of the offering and he has not been during the last twelve months and is currently not broker-dealers or associated with broker-dealers. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

     We intend to sell our Units outside the United States of America.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15g of the Securities Act of 1933, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $400,000 or annual income exceeding $125,000 or $300,000 jointly with their spouses). While Section 15g and Rules 15g-1 through 15g-6 and 15g-9 apply to broker-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person compensation.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

     Again, the foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Regulation M

     We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to 10-4 CORPORATION.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

     We were incorporated in the State of Nevada on August 29, 2006. We have not started operations. Our administrative office is located at 2735 Cuvillier, Montreal, Quebec, Canada H1W 3A9. Our telephone number is (514) 830-8494. We intend to engage in the business of developing and providing Internet monitoring and surveillance security consulting services. Our services will aim to control inappropriate usage of personal computer and the Internet and monitor employee’s productivity in a working environment. We own a website domain (www.10-4corp.com) that will showcase our services for sale. Our website, which is not currently active, is located at www.10-4corp.com.

     We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change.

     We have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous service-based companies have failed to achieve profits with similar plans.

Commencing Operations

     As of the date of filing this prospectus, we have not entered into any agreements with anyone regarding our business operations. We will not pursue any business relationships with anyone until we have completed this public offering of units.

Our planned services

     We intend to offer Internet monitoring and surveillance security consulting services. As part of our service offerings, we intend to sell our clients software products designed to monitor and control the usage of personal computer and Internet practice. We do no intend to develop our own software product; we believe it will be more expedient and cost effective to sell existing software products to our clients.

     As of the date of this prospectus, we have not commenced with the provision of Internet security consulting services nor have we any agreements to sell software products designed to monitor and control the usage of personal computer and Internet practice. We do not intend to begin operations until we complete this public offering. There is no assurance that we will ever offer Internet monitoring and surveillance security consulting services or sell software products designed to monitor Internet usage.

     If we are able to raise a minimum of $100,000 through this public offering, our intent is to begin offering Internet monitoring and surveillance security consulting services that address productivity issues, identify inappropriate or unethical use of personal computers, detect digital leakage, and ensure conformance to compliance requirements expected in today’s business world.

     Businesses monitor the Internet for a variety of reasons: 1) to make sure employees stay on task; 2) as a measure of network security; 3) to see how employees are communicating with customers; and, 4) to eliminate misuse of computers. Our Internet security consulting services will intend to address these issues by providing our clients security consulting services and affordable software products enabling them to monitor and control activity on the Internet.

     When improperly used, the Internet can lower productivity and, potentially more important, may open up an organization to potential lawsuits because of inappropriate employee behavior. Other costs related to excessive Internet use would include reduced network bandwidth, increased help desk calls caused by the downloading of viruses, spyware and potentially harmful software, and increased use of company hard drive space for storage of non-work related files.

     We intend to offer professional consulting services related to Internet monitoring and surveillance. Our planned services will provide small businesses and local governments’ productivity analysis and Internet traffic control policy. The scope of services provided will depend on customers' needs. It is expected that most of our consulting services will be undertaken from our office as our services may be performed by accessing a customer's desktop or network through the Internet and via email communication and other telecommunication means. Depending on the scope of the services agreed to be undertaken, we would also offer attending at a customer's office for the purpose of providing our services.

     To complement our planned Internet security consulting services, we anticipate to offer software products designed to monitor and report in real-time the use of personal computers and Internet surfing. Software products to be offered will be expected to allow the reporting of how the Internet is used, by who, what sites are visited and for how long, all to favor appropriate usage and behavior. For businesses, institutions and governments, software products to be offered will be expected to improve workforce productivity by quickly identifying the employees who are actually working and those who are not.

     Specifically, we expect that our business will be comprised of the following:

-	Providing consulting services related to Internet monitoring and surveillance security solutions.

-	Sales and/or licensing of software products designed to provide Internet monitoring and surveillance security solutions; and

-	Installation, maintenance and customer support of software sold and/or licensed;

     As of the date of this prospectus, we have not commenced with the provision of Internet security consulting services nor have we any agreements to sell software products designed to monitor Internet usage.

Our Target Market

     Our target customer market for our service offering will be small businesses, local governments, schools and individual consumers. Initially, due to our expected limited capacity, we intend to restrict our activities to a defined geographic area in and around the Province of Quebec in Canada.

     We expect to utilize several different marketing activities in our attempt to make our service offering known to potential clients. These marketing activities will be designed to inform potential consumers about the benefits of using our services and the software products that we intend to offer. These activities will include the following: development and distribution of marketing literature; direct mail and email; participation at industry trade shows, product/technology conferences, and seminars; advertising; public relations; industry analyst relations; and the maintenance and promotion of our Website.

Our Website

     The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recognized that the communication capabilities of the Internet which provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services. We intend to use our Website for the following purposes;

*	To promote our company in general

*	To educate the public at large on the danger, potential problems and costs related to an unattended usage of the Internet

*	To instruct consumers on the benefits our Internet security consulting services

*	To entice potential customers on retaining our consulting services

*	To sell directly our available software products to consumers and obtain electronic payment

*	To offer 24/7 first-line support to consumers who have bought software products directly from us or to offer a second-line support directly with our suppliers for more complex issues or problems

     We intend to retain an outside company to develop our Website and provide maintenance. This third-party will be expected to provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash.

     To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Even following current regulation, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Given that risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts can still occur for companies merely complying to current regulation when technological changes occur rapidly, our company intends to consider when developing our website the most stringent technical specifications to ensure the highest security protection. There is no assurance that such security precautions will be successful.

Consulting

     Our security consulting services will relate to Internet monitoring and surveillance. It is expected that most of our consulting services will be undertaken from our office as our services may be performed by accessing a customer's desktop or network through the Internet and via email communication and other telecommunication. Depending on the scope of the services agreed to be undertaken, we may have to attend at a customer's office for the purpose of providing our services.

     For our consulting services, we intend charge our clients a flat fee which will depend on the task to be performed, or on a per hour basis. Our hourly fee will vary according to the experience of the person assigned to perform the service to clients. We expect our hourly fee to range from $75 to $200 per person.

     As of the date of this prospectus, we have not provided any consulting services to any clients and will not begin providing consulting services until we have completed our public offering of securities.

Software Licensing

     We intend to license a suite of software products for the purpose of reselling products to our clients. Our fees and prices that we will be charging our clients will depend on the agreements that will be able to obtain from our different suppliers.

     For businesses, local governments and schools where we will most likely sell products to multiple users, we expect our licensing fees to include a flat component as well as a fee on per seat basis. It should also have an annual maintenance fee to obtain future upgrades and support. Depending on the complexity of the software solutions required, IT staff may be necessary to install software solutions at clients’ premises. At other times, clients may simply have to download the products from our Website. In such case, to pay for our products, customers will have use a credit card, which will be authorized during the checkout process. Charges will be directly assessed against the card when the order is placed. Our online Website will use a security technology that works with most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

     For individual consumers, we expect to charge a fixed price which will include all updates for the first year. Upon expiration of the first year, updates will be available to clients upon payment of a nominal fee. In such case, our software products available to individual users will be accessible from our Website upon a credit card payment. Our software products that we intend to sell will be compatible with operating systems such Microsoft Windows, Linux, and Apple and installation will be seamless to our clients.

Customer Technical Support

     It is our intention to provide first-line customer service and technical support. We believe that this is essential for the purpose of achieving optimum revenues from our consulting services and the sales of software products. Second-line customer support for issues and problems requiring greater technical knowledge is expected to be provided by our suppliers of software products. Initially, due to the linguistic characteristics of our target market, we intend to accommodate English and French speaking consumers. It is anticipated that, if and when we are established in non-English and non-French speaking countries, we will then arrange for customer support availability in the local dialect.

Revenue

     We intend to generate revenues from the following sources:

-	Internet monitoring and surveillance consulting services;

-	Software sales to multiple business users;

-	Software sales to individual user;

-	Annual maintenance fee and upgrades fees.

     It is expected that fees for consulting services would be charged on a fixed fee or hourly basis dependent upon the scope of engagement, i.e., specific work undertaken and time line for completion. The company expects that it will be entitled only to a certain share of sale proceeds from software products originating from different software suppliers. As of the date of this prospectus, the company has not entered into any agreements with any software suppliers nor does intend to enter into such agreements prior to the completion of the current offering.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Competition

     The market for Internet monitoring and surveillance security management software and security consulting services is intensely competitive and is likely to remain so for the foreseeable future. The following companies offer some services and/or products that will make them a competitor: AdventNet, Inc., AlertSite, Awareness Technologies Inc., CGI, Comsift, Inc., Digital Future Inc., Futjisu, IBM, InfoBureau.net Co., Internet Vista SA, SpectorSoft Corporation, SurfControl plc, St-Bernard Software, Syphoniq Corporation and Webmetrics, Inc. Competition may result in price reductions, reduced revenue, reduced gross margins, and/or loss of market share, any of which would materially and adversely our business. There is no assurance that we will be able to establish a niche and thereafter maintain a competitive position against current and future competitors, especially those who have longer operating histories, greater brand recognition, and stronger financial, technical and marketing resources. As a result, these competitors may be positioned to adapt more quickly to new or emerging technologies, changes in customer needs, and/or allocate more resources to product and service marketing.

Governmental Regulation

     Within Canada and the United States, we do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. However, our consulting services and/or software products may be barred from entering certain jurisdictions or may require prior approval or authorization before being sold in such jurisdictions. There is no assurance that we would be able to secure such approval or authorization. If new government regulations, laws, or licensing requirements are passed, in any jurisdiction that would cause us to restrict or eliminate delivery of any of our intended consulting services and/or software products, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing Internet monitoring and surveillance security consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future in countries with a democratic political system, that would reasonably be expected to have a material impact on our sales, revenues, or income from our business operations.

     In addition, because our products may be available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada and in the Province of Quebec. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Employees

     Currently we have only one part-time employee. He is our sole officer and director, Marc Gagnon who is currently working approximately 5 to 10 hours per week on our behalf. Upon completion of this public offering, Mr. Gagnon will devote additional time to our operations. Currently, we do not have any employees and Mr. Gagnon does not have an employment agreement with us. We expect that additional personnel will be hired as demand for our services increases. We anticipate needing to hire up to six individuals within the next twelve months, including four individuals in consulting services, one secretary/receptionist, and one accountant/bookkeeper. If our company has not sufficient funds to hire employees, this will limit the ability of our company to develop its consulting services and, hence, as a result of inability to generate sufficient revenues, we may have to suspend or cease operations.

Properties

     We own no properties. Our principal office is located at 2735 Cuvillier, Montreal, Quebec, Canada H1W 3A9. Our telephone number is (514) 830-8494. Our office is rented personally by Mr. Gagnon, our president. We do not own our office space or lease it from a third party. Mr. Gagnon has verbally agreed to allow us to use our office until such time that we decide to obtain other office space. We currently pay Mr. Gagnon $250 per month for the use of our office. Our office space is sufficient for our current needs. However, we anticipate requiring additional space of approximately 1,500 to 2,000 square feet in the event that we are successful in raising at least $200,000 from this current offering and we hire employees as planned. Should we require such additional space, we will have to incur rental payments to an outside party. At this time, we can only estimate that such payments would be in the range of $1,300-$1,700 per month, depending on the amount we actually raise from this current offering and the number of employees we intend to hire.

PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. This is because we have not generated any revenues and no revenues are anticipated until we establish our service offering, complete the development of our Website, source out suppliers for products to sell and source out customers to buy our products. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to secure enough suppliers to provide us with products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy.

     If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Milestones

     Upon completion of our public offering which may last up to 270 days, our goal is to begin our operations and to become a profitable company providing clients Internet monitoring and consulting security services and related software products. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 270 days. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

     We expect that funds raised from this offering will pay for our anticipated expenses for the 12-month period following the completion of this offering. Assuming that we raise the maximum proceeds of $400,000 from this offering, we anticipate incurring the following expenses: Offering expenses $(50,000); debt repayment $(7,019); computer equipment lease and/or purchase $(35,000); marketing $(80,000) which is expected to include advertising, travel, trade show expenses, marketing material, and the development of our Website and its maintenance; employee wages $(196,000); rent $(18,000); and, working capital $(13,981) which is expected to include accounting and legal fees unrelated to this offering, utilities, and general and administrative. Our business objectives include the following:

     After completing the offering, we will immediately begin to establish our office and acquire equipment, hire the personnel we need to begin operations, establish our marketing plans and begin the development of our Website. The funds that we expect to allocate initially on equipment and personnel will depend on the funds we raise from this offering.

     Specifically, if we raise a maximum of $400,000, we anticipate hiring four individuals to provide consulting services along with Mr. Marc Gagnon, our president, and one secretary/bookkeeper and, consequently, we would require additional office space. If we only raise a minimum of $100,000, then we do not anticipate hiring any employees and we would still have sufficient space to work from our current premises. If we raise $200,000, then we would expect to hire at least one full-time employee and, consequently, we would require some additional space. The lower the funds we raise, the lower will be our ability to hire personnel and, as a result, our sole officer and director will have to be responsible for more aspects of our operations. This would likely limit our revenue potential since more time would be devoted to corporate and administrative matters rather than attracting customers for our consulting services and for selling software products. The result being the less funds we raise, the less likely are we to attain our business objectives.

     Immediately after the completion of this offering, we intend to establish our offices with the purchase of the equipment required to begin our operations. This is expected to take approximately 1 to 3 months depending on the personnel that we hire. Within 120 to 150 days after the completion of this offering, we expect our Website to be operational. Mr. Gagnon, our president, will be responsible for leading the development of our Website given his knowledge and experience in such matters. Most of the actual work related to the development and maintenance of our Website is expected to be performed by an outside firm. Expected costs for the development of our Website will be mostly related to outside professional fees. We anticipate allocating between $3,000 and $15,000 for the development of our Website. The degree of sophistication of our Website will depend on the funds we raise from this offering. If only raise the minimum of $100,000 from this offering, we expect to be able to develop a relatively crude Website that will only attend our minimal requirements. The more funds we raise, the more sophisticated will become our Website.

     Within 90 days after the completion of this offering, we expect to finalize our marketing plans. In order of priority, our marketing efforts are expected to be directed toward the following activities: development, maintenance and promotion of our web site including arranging for web site listings; industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication; publication and distribution of our marketing literature; advertising, which is expected to include direct mail and email promotion; attendance at appropriate industry trade shows, seminars, and conferences; and partnering with software suppliers - we expect that any costs incurred that are directly attributed to establishing such partnerships agreements would be related to travel and communication. Initially, we do not expect to utilize the services of a public relations entity although this will be reconsidered in the event that our internal marketing does not yield desired results. We anticipate allocating between $20,000 and $80,000 to marketing activities. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced down to $20,000 if we only raise the minimum amount. Less funds available for marketing activity could negatively affect our ability to generate software product sales and consulting revenue thus negatively affecting our ability to generate revenue.

     Within 3 to 6 months after the completion of this offering, we anticipate to generate initial revenue. Our president, Mr. Marc Gagnon will assume the development of our security consulting business. We expect that costs incurred for the purpose of security consulting services will be primarily related to purchase of required computer equipment, marketing and employee wages and benefits to security consulting personnel assuming such personnel is retained. As of the date of this prospectus, the company has not been retained to provide consulting services. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for the purchase of equipment, marketing and employee wages would be reduced. Less funds available for the purchase of computer equipment, marketing and employee wages could negatively affect our ability to attract clientele who would utilize our consulting services thus reducing or eliminating potential revenue sources.

     Within 6 to 12 months after the completion of this offering, we anticipate to be able to enter into agreements with software suppliers to resell to our clients a suite of products complementary to our consulting services. Our president, Mr. Marc Gagnon will assume the responsibility of concluding agreements wit appropriate software suppliers. Costs incurred to potentially enter into agreements with third parties is expected to include communication and travel costs, as they relate to consummating agreements, and legal costs incurred for preparing and/or reviewing written agreements. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for legal, communication, and travel costs would have to be reduced. Less funds available for travel and/or legal costs could prevent us from concluding distribution agreements thus reducing or eliminating potential revenue sources.

     Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our consulting services and/or our complementary software products. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from our services and products to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue through the provision of Internet monitoring and surveillance security consulting services and through software product sales. Initially, we anticipate that our primary income generator will be our consulting services. If we are not successful in creating demand for our consulting services, and if we are not successful in selling third-party software products, then we are not likely to generate any revenue.

     If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else that what is described above.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operation and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     To become profitable and competitive, we have to locate customers and sell our products and services. We are seeking equity financing to provide for the capital required to implement our operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on August 29, 2006 to April 30, 2008

     During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We also purchased the domain name “10-4corp.com”. Our loss since inception is $28,558 of which $15,480 is for general and administrative expenses and $13,078 is for audit and accounting fees in connection with this offering. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations thirty days after we complete this offering.

     Since inception, we have sold a total 30,000,000 shares of common stock to a former officer and director and to our sole current officer and director for $3,000.00. Our sole officer and director, Mr. Marc Gagnon has since then repurchased the common shares of our co-founder, Mr. Jacques H. Denis, and is currently our sole shareholder.

Liquidity and capital resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     In August 2006, we issued 30,000,000 shares of common stock pursuant to the exemption contained in Reg. S of the Securities Act of 2007. This was accounted for as a sale of common stock.

     As of April 30, 2008, our total assets were $23,307, we had $3,307 in cash and our total liabilities were $33,865 comprising of $27,019 owing to Marc Gagnon, our president and director for advancing $20,000 to Conrad Lysiak, our attorney for the incorporation of our company and the preparation of this registration statement; $5,000 to Manning Elliott LLP, our auditors for audit fee in connection with this offering; $1,325 to Lancaster David for bookkeeping; and, $694 for general and administrative expenses.

MANAGEMENT

Officers and Directors

     Each of our directors serve until his or her successor is elected and qualified. Each of our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Position(s)
Marc Gagnon	42	president, principal executive officer,
2735 Cuvillier		secretary, treasurer, principal financial
Montreal, Quebec		officer, principal accounting officer, and a
Canada H1W 3A9		member of the board of directors.

     The person named above has held the office/positions of secretary, treasurer, principal financial officer since inception of our company and is expected to hold the same offices/positions until the next annual meeting of our stockholders. Mr. Gagnon was appointed president of our company upon the resignation of Mr. Jacques H. Denis as president a member of the board of director in May 2008.

Background of officers and directors

Mr. Marc Gagnon

     Since August 29, 2006, Marc Gagnon has been our secretary, treasurer, principal financial officer, principal accounting officer, and a member of the board of directors. Since the resignation last May of Mr. Jacques H. Denis as our president and principal executive officer and member of our Board of Directors, Mr. Gagnon has assumed these additional responsibilities. Mr. Gagnon graduated in 1989 with a BAA in finance from the University of Quebec in Montreal (UQAM). Mr. Gagnon also pursued graduate studies in finance in 1992 and, later in 2002, in Internet marketing. Mr. Gagnon began his professional career in 1992 as a stockbroker with ScotiaMcleaod, one of Canada’s then largest brokerage firms. In 1994, He joined Caisse de Depot et Placement du Quebec as research analyst to implement a database to monitor different investment opportunities in emerging countries. In late 1994, Mr. Gagnon began to work as a business development manager in the book industry for Hurtubise HMH Publisher and, later, for Quebec-Livres until November1996. Between January 1997 and October 1998, Mr. Gagnon became business development manager for LM Soft Inc, a multimedia software company where he had the responsibility of setting up distribution channels. In January 1998, Mr. Gagnon founded Hop There Inc., an Internet marketing agency providing small and mid-sized company detailed analysis of web sites content and positioning services aiming to increase customers’ strategic reach and penetration on the Internet. Mr. Gagnon sold Hop There Inc. in October 2000. Since then, Mr. Gagnon has acted as independent business consultant focusing on providing business angels, wealthy individuals and venture capital funds due diligence and technical assessment on emerging IT companies, mostly in the Internet arena. Since November 2002, Mr. Gagnon also owns and operated different web sites, including www.legalformsondemand.com, www.legalformstoolbox.com and www.confidentiality.biz. Mr. Gagnon has extensive knowledge of Internet marketing and has developed sets of related statistical techniques (factor analysis, discriminant analysis, conjoint analysis, multidimentinal scaling, pyschometrics, data cluster & data mining models) to target and establish distribution network over the Internet. Mr. Gagnon also possesses working knowledge of different programming languages, web design tools and statistical software, including Front Page, Dream Weaver (HTML), Php. MySQL, Linux Fedora 4 Server Edition and Joomla. In January 2007, Mr. Gagnon accepted a one-year mandate for Investissement-Quebec, a Quebec-based governmental agency, to work as business development manager to review and assess potential investment projects in the Province of Quebec by companies headquartered in the Asia and Pacific regions. This mandate ended in December 2007. Mr. Gagnon currently works about 5 to 10 hours per week for 10-4 Corporation.

     During the past five years, Mr. Gagnon has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Gagnon was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Gagnon's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Conflicts of Interest

     The only conflict that we foresee is that our sole officer and director may devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending January 31 for our each of sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Sation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marc Gagnon	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

Jacques H. Denis	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
(resigned May 2008)	2006	0	0	0	0	0	0	0	0

     We do not anticipate paying any salary to Mr. Gagnon in 2008. Our company anticipates compensating Mr. Gagnon only if and when we attain profitability.

Compensation of Directors

     The sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There is no contractual arrangement with our sole member of the board of directors. We have no director's service contracts.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	Or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Marc Gagnon	2008	0	0	0	0	0	0

Jacques H. Denis	2008	0	0	0	0	0	0
(resigned May 2008)

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Number of	Percentage of
			Shares After	Ownership After
			Offering	the Offering
	Number of	Percentage of	Assuming all of	Assuming all of
Name and Address	Shares Before	Ownership Before	the Shares are	the Shares are
Beneficial Owner [1]	the Offering	the Offering	Sold	Sold
Marc Gagnon	30,000,000	100.00%	30,000,000	88.2%
2735 Cuvillier
Montreal, Quebec
Canada H1W 3A9

[1]

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Gagnon is our only promoter.

Future sales by existing stockholders

     A total of 30,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are three holders of record for our common stock. The record holders are our officers and directors who collectively own 30,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 88.2% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.0001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Redeemable Warrants

     Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $0.25 provided it is exercised within one year from the date of this prospectus. If the redeemable warrants are not exercised by then, they will expire and cannot be exercised thereafter.

     The redeemable warrants are subject to redemption by us upon the following conditions:

1.	Thirty (30) days written notice to you.

2.	The effectiveness of a current registration statement.

     If we call the redeemable warrants for redemption, and you do not exercise your redeemable warrant, the redeemable warrant will terminate on the date set forth in the notice to you.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock and Redeemable Warrant transfer agent

     Our stock and redeemable warrant transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     In August 31, 2006, we issued a total of 30,000,000 shares of restricted common stock to Jacques H. Denis, our former president and member of our Board of Directors, and Marc Gagnon, our current president and sole officer and director, in consideration of $3,000.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to January 31, 2007, included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, 11th Floor, 1050 West Pender Street; Vancouver, British Columbia, Canada V6E 3S7, telephone (604) 714-3663, as set forth in their report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Independent Public Accountants.

     Our financial statements from inception to January 31, 2008 (audited) and to April 30, 2008 (unaudited) immediately follow:

Index

Balance Sheets	F–1

Statements of Operations	F–2

Statements of Cash Flows	F–3

Notes to the Financial Statements	F–4

Report of Independent Registered Public Accounting Firm	F–8

Balance Sheets	F–9

Statements of Operations	F–10

Statements of Cash Flows	F–11

Statements of Stockholders’ (Deficit) Equity	F–12

Notes to the Financial Statements	F–13

10-4 Corporation
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	April 30,	January 31,
	2008	2008
	$	$
	(unaudited)

ASSETS

Current Assets

Cash	3,307	3,357

Total Current Assets	3,307	3,357

Deferred Costs (Note 2(g))	20,000	20,000

Total Assets	23,307	23,357

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accrued Liabilities	6,846	1,735
Due to related parties (Note 3(a))	27,019	27,021

Total Liabilities	33,865	28,756

Contingencies and Commitments (Notes 1 and 4)

Stockholders’ Deficit

Preferred Stock, 100,000,000 shares authorized, par value of $0.00001;
No shares issued and outstanding	–	–

Common Stock, 100,000,000 shares authorized, par value of $0.00001;
30,000,000 shares issued and outstanding	300	300

Additional Paid-in Capital	2,700	2,700

Donated Capital (Note 3(b))	15,000	12,750

Deficit Accumulated During the Development Stage	(28,558)	(21,149)

Total Stockholders’ Deficit	(10,558)	(5,399)

Total Liabilities and Stockholders’ Deficit	23,307	23,357

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)
(unaudited)

	Accumulated From	For the	For the
	August 29, 2006	Three Month	Three Month
	(Date of Inception)	Period Ended	Period Ended
	To April 30,	April 30,	To April 30,
	2008	2008	2007
	$	$	$

Revenue	–	–	–

Expenses

General and administrative	15,480	2,283	2,100
Professional fees	13,078	5,126	1,325

Total Expenses	28,558	7,409	3,425

Net Loss	(28,558)	(7,409)	(3,425)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		30,000,000	30,000,000

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)
(unaudited)

	Accumulated from	For the	For the
	August 29, 2006	Three Month	Three Month
	(Date of Inception)	Period Ended	Period Ended
	To April 30,	April 30,	To April 30,
	2008	2008	2007
	$	$	$

Operating Activities

Net loss	(28,558)	(7,409)	(3,425)

Adjustments to reconcile net loss to net cash used in
operating activities

Donated rent and services	15,000	2,250	2,250

Changes in operating assets and liabilities

Accrued liabilities	6,846	5,111	1,325
Due to related parties	7,019	(2)	9

Net Cash Provided by (Used in) Operating Activities	307	(50)	159

Financing Activities

Proceeds from issuance of shares	3,000	–	–

Net Cash Provided by Financing Activities	3,000	–	–

Increase (Decrease) In Cash	3,307	(50)	–

Cash - Beginning of Period	–	3,357	–

Cash - End of Period	3,307	3,307	159

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

Non-cash financing and investing activities	–	–	–

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2008
(expressed in U.S. dollars)
(unaudited)

1.	Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada, U.S.A. on August 29, 2006. The Company intends to engage in the business of marketing and supplying internet monitoring and surveillance security consulting services and selling complementary software products. Its services and products will be targeted to small businesses, schools, local governments and individual consumers.

The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. Planned principal activities have not yet begun. As at April 30, 2008, the Company has not recognized any revenue, has a working capital deficit of $30,558 and has accumulated operating losses of $28,558 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations. There is substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.  The Company is planning to file an S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”) to register a minimum of 1,000,000 units and a maximum of 4,000,000 units at $0.10 per unit for minimum gross proceeds of $100,000 and maximum gross proceeds of $400,000. Each unit will consist of one share of common stock and one Series A share purchase warrant. Each Series A share purchase warrant will entitle the holder to acquire an additional share of common stock at $0.25 per share with an expiry period of three years. To date the Company has not issued any series A share purchase warrants.

2.	Summary of Significant Accounting Policies

(a) Basis of Presentation and Year End

These financial statements are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

(b) Interim Financial Statements

These unaudited interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

(c) Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d) Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Policies (continued)

	(e)	Financial Instruments

The fair values of financial instruments, which include cash, accounts payable, accrued liabilities, and amounts due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

	(f)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	(g)	Deferred Offering Costs

The Company defers costs associated with the offering of shares from treasury. These costs will be netted against proceeds from related share issuances. If the share offering fails to complete, the costs will be charged to operations. As at April 30, 2008 and 2007, the Company had incurred $20,000 in legal costs towards the proposed S-1 offering.

	(h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	(i)	Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue will consist of consulting services and licensing and will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed or products shipped, and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as unearned revenue. This policy is prospective in nature as the Company has not yet generated any revenues since inception.

	(j)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2008 and 2007, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(k)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti dilutive.

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Policies (continued)

	(l)	Recently Issued Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

	(m)	Recently Adopted Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is prohibited. The adoption of this statement did not have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is prohibited. The adoption of this statement did not have a material effect on the Company's financial statements.

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Policies (continued)

(m) Recently Adopted Accounting Pronouncements (continued)

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

3.	Related Party Transactions

(a)

At April 30, 2008, the Company is indebted to a Director of the Company for $27,019 (January 31, 2008 - $27,021) representing expenditures paid on behalf of the Company. The amount due is non-interest bearing, unsecured and due on demand.

(b)

During the three month period ended April 30, 2008, the Company recognized $1,500 (2007 - $1,500) for donated services at $500 per month and $750 for donated rent (2007 - $750) at $250 per month provided by the President of the Company.

4.	Commitment

The Company has paid $20,000 in legal fees relating to the preparation of an S-1 Registration Statement (“S-1”) and is obligated to pay an additional $15,000 in legal fees once the S-1 has been declared effective by the SEC.

5.	Subsequent Events

Subsequent to year end the President, Chief Executive Officer and Director of the Company resigned and sold his existing 15,000,000 shares to the Chief Financial Officer for $1,500.

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of
10-4 Corporation
(A Development Stage Company)

We have audited the accompanying balance sheets of 10-4 Corporation (A Development Stage Company) as of January 31, 2008 and 2007, and the related statements of operations, cash flows and stockholders' (deficit) equity for the year ended January 31, 2008, the period from August 29, 2006 (Date of Inception) to January 31, 2007 and accumulated from August 29, 2006 (Date of Inception) to January 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 10-4 Corporation as of January 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended January 31, 2008, the period from August 29, 2006 (Date of Inception) to January 31, 2007 and accumulated from August 29, 2006 (Date of Inception) to January 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred significant operating losses during the exploration stage. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 28, 2008

10-4 Corporation
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	January 31,	January 31,
	2008	2007
	$	$

ASSETS

Current Assets

Cash	3,357	2,902

Total Current Assets	3,357	2,902

Deferred Costs (Note 2(f))	20,000	20,000

Total Assets	23,357	22,902

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities

Accrued Liabilities	1,735	–
Due to related parties (Note 3(a))	27,021	20,667

Total Liabilities	28,756	20,667

Contingencies and Commitments (Notes 1 and 4)

Stockholders’ (Deficit) Equity

Preferred Stock, 100,000,000 shares authorized, par value of $0.00001;
No shares issued and outstanding	–	–

Common Stock, 100,000,000 shares authorized, par value of $0.00001;
30,000,000 shares issued and outstanding	300	300

Additional Paid-in Capital	2,700	2,700

Donated Capital (Note 3(b))	12,750	3,750

Deficit Accumulated During the Development Stage	(21,149)	(4,515)

Total Stockholders’ (Deficit) Equity	(5,399)	2,235

Total Liabilities and Stockholders’ (Deficit) Equity	23,357	22,902

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)

	Accumulated From		For the Period
	August 29, 2006	For the	August 29, 2006
	(Date of Inception)	Year Ended	(Date of Inception)
	To January 31,	January 31,	To January 31,
	2008	2008	2007
	$	$	$

Revenue	–	–	–

Expenses

General and administrative	13,197	8,682	4,515
Professional fees	7,952	7,952	–

Total Expenses	21,149	16,634	4,515

Net Loss	(21,149)	(16,634)	(4,515)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		30,000,000	29,613,000

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)

	Accumulated from		For the period
	August 29, 2006	For the	August 29, 2006
	(Date of Inception)	Year Ended	(Date of Inception)
	To January 31,	January 31,	To January 31,
	2008	2008	2007
	$	$	$

Operating Activities

Net loss	(21,149)	(16,634)	(4,515)

Adjustments to reconcile net loss to net cash used in
operating activities

Donated rent and services	12,750	9,000	3,750

Changes in operating assets and liabilities

Accrued liabilities	1,735	1,735	–
Due to related parties	7,021	6,354	667

Net Cash Used in Operating Activities	357	455	(98)

Financing Activities

Proceeds from issuance of shares	3,000	–	3,000

Net Cash Provided by Financing Activities	3,000	–	3,000

Increase In Cash	3,357	455	2,902

Cash - Beginning of Period	–	2,902	–

Cash - End of Period	3,357	3,357	2,902

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

Non-cash financing and investing activities	–	–	–

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
For the Period from August 29, 2006 (Date of Inception) to January 31, 2008
(Expressed in US dollars)

					Deficit
					Accumulated
			Additional		During the
	Common Stock		Paid-in	Donated	Development
	Shares	Amount	Capital	Capital	Stage	Total
	#	$	$	$	$	$

Balance – August 29, 2006 (Date
of Inception)	–	–	–	–	–	–

August 31, 2006 – for cash at
$0.0001 per share	30,000,000	300	2,700	–	–	3,000

Donated rent and services	–	–	–	3,750	–	3,750

Net loss for the period	–	–	–	–	(4,515)	(4,515)

Balance – January 31, 2007	30,000,000	300	2,700	3,750	(4,515)	2,235

Donated rent and services	–	–	–	9,000	–	9,000

Net loss for the year	–	–	–	–	(16,634)	(16,634)

Balance – January 31, 2008	30,000,000	300	2,700	12,750	(21,149)	(5,399)

(The Accompanying Notes are an Integral Part of the Financial Statements)

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
(expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada, U.S.A. on August 29, 2006. The Company intends to engage in the business of marketing and supplying Internet monitoring and surveillance security consulting services and selling complementary software products. Its services and products will be intended to target small businesses, schools, local governments and individual consumers..

The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. Planned principal activities have not yet begun. As at January 31, 2008, the Company has not recognized any revenue, has a working capital deficit of $25,399 and has accumulated operating losses of $21,149 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations. There is substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The Company is planning to file an S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”) to register a minimum of 1,000,000 units and a maximum of 4,000,000 units at $0.10 per unit for minimum gross proceeds of $100,000 and maximum gross proceeds of $400,000. Each unit will consist of one share of common stock and one Series A share purchase warrant. Each Series A share purchase warrant will entitle the holder to acquire an additional share of common stock at $0.25 per share with an expiry period of three years. To date the Company has not issued any series A share purchase warrants.

2.	Summary of Significant Accounting Policies

	(a)	Basis of Presentation and Year End

These financial statements are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

	(b)	Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

	(d)	Financial Instruments

The fair values of financial instruments, which include cash, accrued liabilities and due to related parties approximate their carrying values due to the relatively short maturity of these instruments. The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	(e)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	(f)	Deferred Offering Costs

The Company defers costs associated with the offering of shares from treasury. These costs will be netted against proceeds from related share issuances. If the share offering fails to complete, the costs will be charged to operations. As at January 31, 2008 and 2007, the Company had incurred $20,000 in legal costs towards the proposed S-1 offering.

	(g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	(h)	Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue will consist of consulting services and licensing and will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed or products shipped, and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as unearned revenue. This policy is prospective in nature as the Company has not yet generated any revenues since inception.

	(i)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2008 and 2007, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(j)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti dilutive.

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

	(k)	Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

	(l)	Recently Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

(l)

Recently Adopted Accounting Pronouncements (continued) assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

3.	Related Party Transactions

(a)

At January 31, 2008, the Company is indebted to a Director of the Company for $27,021 (January 31, 2007 - $20,667) representing expenditures paid on behalf of the Company. The amount due is non-interest bearing, unsecured and due on demand.

(b)

During the year ended January 31, 2008, the Company recognized $6,000 (2007 - $2,500) for donated services at $500 per month and $3,000 for donated rent (2007 - $1,250) at $250 per month provided by the President of the Company.

4.	Common Stock

On August 31, 2006, the Company issued 30,000,000 shares of common stock to the President and a Director of the Company at $0.0001 per share for cash proceeds of $3,000.

5.	Commitment

The Company has paid $20,000 in legal fees relating to the preparation of an S-1 Registration Statement (“S-1”) and is obligated to pay an additional $15,000 in legal fees once the S-1 has been declared effective by the SEC.

6.	Income Tax

The Company has a net operating loss carryforward of approximately $8,400 available to offset taxable income in future years which expire in fiscal 2027.

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

10-4 Corporation
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2008
(expressed in U.S. dollars)

6.    Income Tax (continued)

	January 31,	January 31,
	2008	2007
	$	$

Income tax recovery at statutory rate	5,822	1,580

Permanent differences	(3,150)	(1,312)

Valuation allowance	(2,672)	(268)

Provision for income taxes	–	–

      The significant components of the Company’s deferred income tax assets at January 31, 2008 and 2007 are as follows:

	January 31,	January 31,
	2008	2007
	$	$

Cumulative net operating losses	2,940	268

Valuation allowance	(2,940)	(268)

Net deferred income tax asset	–	–

7.	Subsequent Events

Subsequent to year end the President, Chief Executive Officer and Director of the Company resigned and sold his existing 15,000,000 shares to the Chief Financial Officer for $1,500.

     Until _______________, 2008, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$21.42
Printing Expenses	$500.00
Accounting/administrative Fees and Expenses	$12,878.58
Blue Sky Fees/Expenses	$1,000.00
Legal Fees/ Expenses	$35,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$600.00
TOTAL	$50,000.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.	Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Jacques H. Denis	August 31, 2006	15,000,000	$1,500.00
777, 1st Street, Domaine Page
St-Sauveur, Quebec
Canada J0R 1R3

Marc Gagnon	August 31, 2006	15,000,000	$1,500.00
32, Chemin du Lac des Pins Sud
Montcalm-Weir, Quebec
Canada J0T 2V0

     We issued the foregoing restricted shares of common stock to Messrs. Denis and Gagnon pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Messrs. Denis and Gagnon took place outside the United States of America and Messrs. Denis and Gagnon are non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

     On May 22, 2008, Mr. Denis conveyed all of his right, title and interest in and to his 15,000,000 shares of common stock to Marc Gagnon, our president pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The sale of the shares to Mr. Gagnon took place outside the United States of America and Mr. Gagnon is a non-US person as defined in Regulation S.

ITEM 16.     EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
4.2	Redeemable Warrant Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
23.1	Consent of Manning Elliott LLP, Independent Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, on this 30th day of June 2008.

10-4 CORPORATION

BY:   MARC GAGNON
         Marc Gagnon, President, Principal Executive
         Officer, Secretary, Treasurer, Principal Financial
         Officer, Principal Accounting Officer, and sole
         member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
4.2	Redeemable Warrant Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
23.1	Consent of Manning Elliott LLP, Independent Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.